For Immediate Release

LPL Financial Announces First Quarter 2024 Results

Key Financial Results
•Net Income was $289 million, translating to diluted earnings per share ("EPS") of $3.83, down 10% from a year ago
•Adjusted EPS* decreased 6% year-over-year to $4.21
◦Gross profit* increased 5% year-over-year to $1,066 million
◦Core G&A* increased 11% year-over-year to $364 million
◦Adjusted EBITDA* decreased 5% year-over-year to $541 million

Key Business Results
•Total advisory and brokerage assets increased 23% year-over-year to $1.44 trillion
◦Advisory assets increased 28% year-over-year to $793 billion
◦Advisory assets as a percentage of total assets increased to 55.0%, up from 52.8% a year ago
•Total organic net new assets were $17 billion, representing 5% annualized growth
◦Organic net new advisory assets were $16 billion, representing 9% annualized growth
•Recruited assets(1) were $20 billion
◦Recruited assets over the trailing twelve months were $87 billion. Prior to large institutions, recruited assets over the trailing twelve months were $75 billion, up approximately 57% from a year ago.
•Advisor count(2) was 22,884, up 224 sequentially and 1,363 year-over-year
•Total client cash balances were $46 billion, a decrease of $2 billion sequentially and $8 billion year-over-year
◦Client cash balances as a percentage of total assets were 3.2%, down from 3.6% in the prior quarter and down from 4.6% a year ago

Key Capital and Liquidity Results
•Corporate cash(3) was $311 million
•Leverage ratio(4) was 1.65x
•Share repurchases were $70.0 million and dividends paid were $22.4 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
•Atria Wealth Solutions, Inc. ("Atria"): Announced a definitive purchase agreement to acquire Atria, a wealth management solutions holding company. Atria supports ~2,400 advisors and ~150 banks and credit unions, managing ~$100 billion of brokerage and advisory assets. The Company expects to close the transaction in the second half of 2024, subject to receipt of regulatory approval and other closing conditions. Conversion is expected to be completed in mid-2025.
•Wintrust Financial Corporation: Announced an agreement with Wintrust Financial Corporation to transition support of the wealth management business of Wintrust Investments, LLC and certain private client business at Great Lakes Advisors, LLC (collectively, "Wintrust") to LPL's Institution Services platform. Wintrust supports ~85 financial advisors who collectively serve ~$16 billion of brokerage and advisory assets, and is expected to onboard in the first quarter of 2025.
•Crown Capital Securities, L.P. ("Crown Capital"): In April 2024, completed the acquisition of the wealth management business of Crown Capital, a firm with ~125 advisors who collectively serve ~$5B of brokerage and advisory assets.
•Liquidity & Succession: Deployed approximately $10 million of capital to close two deals, and signed our first liquidity & succession agreement with an external practice.
SAN DIEGO — April 30, 2024 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its first quarter ended March 31, 2024, reporting net income of $289 million, or $3.83 per share. This compares with $339 million, or $4.24 per share, in the first quarter of 2023 and $218 million, or $2.85 per share, in the prior quarter.
“We remain steadfast in our mission of taking care of our advisors, so they can take of their clients,” said Dan Arnold, President and CEO. “Our commitment to our advisors is reflected in their continued successes, which contributed to another quarter of solid business results. As we look ahead, we will continue to invest to enhance the appeal of our model and make progress on our vision of becoming the leader across the advisor-centered marketplace.”

"The first quarter of 2024 was marked by continued business and financial strength," said Matt Audette, CFO and Head of Business Operations. "We continued to grow assets organically in both our traditional and new markets, entered into an agreement to acquire Atria Wealth Solutions, continued to build momentum in our Liquidity & Succession solution, and are preparing to onboard the wealth management businesses of Prudential Financial and Wintrust Financial. We are excited about the opportunities ahead and look forward to continuing to serve our advisors, invest in our industry-leading value proposition, and create long-term shareholder value."
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on June 4, 2024 to all stockholders of record as of May 21, 2024.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Tuesday, April 30, 2024. The conference call will be available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for advisors and institutions, and not the other way around. Today, LPL is a leader in the markets we serve(5), serving nearly 23,000 financial advisors, including advisors at approximately 1,100 institutions and at approximately 570 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-mediated model and the belief that Americans deserve access to personalized guidance from a financial professional. At LPL, independence means that advisors and institution leaders have the freedom they deserve to choose the business model, services, and technology resources that allow them to run a thriving business. They have the flexibility to do business their way. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors and institutions, so they can take care of their clients.
Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), a registered investment advisor. Member FINRA/SIPC. LPL Financial and its affiliated companies provide financial services only from the United States.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
This press release contains statements regarding:

•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's core G&A expenses; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of April 30, 2024 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•the failure to satisfy the closing conditions applicable to the Company's purchase agreement with Atria, or strategic relationship agreements with Prudential Financial, Inc. ("Prudential") and Wintrust, including regulatory approvals;
•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to market financial products and services effectively;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•the negotiation of definitive documentation in connection with the settlement of the industry-wide civil investigation into compliance with records preservation requirements for business-related electronic communications stored on personal devices applicable to broker-dealer firms and investment advisors;
•changes made to the Company’s services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facility and LPL Financial's committed revolving credit facility, and the indentures governing the Company's senior unsecured notes;
•strategic acquisitions and investments, including pursuant to the Company’s Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;
•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;

•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•whether advisors affiliated with Prudential and Wintrust will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31,	December 31,		March 31,
	2024	2023	Change	2023	Change
REVENUE
Advisory	$1,199,811	$1,085,497	11%	$954,057	26%
Commission:
Sales-based	385,235	355,958	8%	286,072	35%
Trailing	361,211	326,454	11%	317,653	14%
Total commission	746,446	682,412	9%	603,725	24%
Asset-based:
Client cash	352,382	352,661	—%	418,275	(16%)
Other asset-based	248,339	228,473	9%	203,473	22%
Total asset-based	600,721	581,134	3%	621,748	(3%)
Service and fee	132,172	130,680	1%	118,987	11%
Transaction	57,258	53,858	6%	48,935	17%
Interest income, net	43,525	43,312	—%	37,358	17%
Other	52,660	66,936	(21%)	33,022	59%
Total revenue	2,832,593	2,643,829	7%	2,417,832	17%
EXPENSE
Advisory and commission	1,733,487	1,607,978	8%	1,370,634	26%
Compensation and benefits	274,369	270,709	1%	233,533	17%
Promotional	126,619	126,800	—%	98,223	29%
Depreciation and amortization	67,158	67,936	(1%)	56,054	20%
Occupancy and equipment	66,264	62,103	7%	60,173	10%
Interest expense on borrowings	60,082	54,415	10%	39,184	53%
Brokerage, clearing and exchange	30,532	25,917	18%	26,126	17%
Amortization of other intangibles	29,552	28,618	3%	24,092	23%
Communications and data processing	19,744	17,814	11%	17,675	12%
Professional services	13,279	21,572	(38%)	14,220	(7%)
Other	37,315	66,180	(44%)	33,421	12%
Total expense	2,458,401	2,350,042	5%	1,973,335	25%
INCOME BEFORE PROVISION FOR INCOME TAXES	374,192	293,787	27%	444,497	(16%)
PROVISION FOR INCOME TAXES	85,428	76,232	12%	105,613	(19%)
NET INCOME	$288,764	$217,555	33%	$338,884	(15%)
EARNINGS PER SHARE
Earnings per share, basic	$3.87	$2.89	34%	$4.30	(10%)
Earnings per share, diluted	$3.83	$2.85	34%	$4.24	(10%)
Weighted-average shares outstanding, basic	74,562	75,228	(1%)	78,750	(5%)
Weighted-average shares outstanding, diluted	75,463	76,240	(1%)	79,974	(6%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Cash and equivalents	$1,102,270	$465,671
Cash and equivalents segregated under federal or other regulations	1,610,996	2,007,312
Restricted cash	114,006	108,180
Receivables from clients, net	591,503	588,585
Receivables from brokers, dealers and clearing organizations	103,236	50,069
Advisor loans, net	1,573,774	1,479,690
Other receivables, net	863,119	743,317
Investment securities ($43,428 and $76,088 at fair value at March 31, 2024 and December 31, 2023, respectively)	57,451	91,311
Property and equipment, net	987,308	933,091
Goodwill	1,840,972	1,856,648
Other intangibles, net	690,767	671,585
Other assets	1,482,137	1,390,021
Total assets	$11,017,539	$10,385,480
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,486,605	$2,266,176
Payables to brokers, dealers and clearing organizations	190,419	163,337
Accrued advisory and commission expenses payable	232,084	216,541
Corporate debt and other borrowings, net	3,853,794	3,734,111
Accounts payable and accrued liabilities	369,244	485,963
Total liabilities	1,615,512	1,440,373
	8,747,658	8,306,501
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 130,704,541 shares and 130,233,328 shares issued at March 31, 2024 and December 31, 2023, respectively	131	130
Additional paid-in capital	2,016,666	1,987,684
Treasury stock, at cost — 55,998,999 shares and 55,576,970 shares at March 31, 2024 and December 31, 2023, respectively	(4,101,055)	(3,993,949)
Retained earnings	4,354,139	4,085,114
Total stockholders’ equity	2,269,881	2,078,849
Total liabilities and stockholders’ equity	$11,017,539	$10,385,350

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q1 2024	Q4 2023	Change	Q1 2023	Change
Gross Profit(6)
Advisory	$1,199,811	$1,085,497	11%	$954,057	26%
Trailing commissions	361,211	326,454	11%	317,653	14%
Sales-based commissions	385,235	355,958	8%	286,072	35%
Advisory fees and commissions	1,946,257	1,767,909	10%	1,557,782	25%
Production-based payout(7)	(1,686,332)	(1,548,540)	9%	(1,342,668)	26%
Advisory fees and commissions, net of payout	259,925	219,369	18%	215,114	21%
Client cash(8)	373,408	373,979	—%	438,612	(15%)
Other asset-based(9)	248,339	228,473	9%	203,473	22%
Service and fee	132,172	130,680	1%	118,987	11%
Transaction	57,258	53,858	6%	48,935	17%
Interest income, net(10)	22,482	21,975	2%	17,015	32%
Other revenue(11)	3,382	4,636	(27%)	3,945	(14%)
Total net advisory fees and commissions and attachment revenue	1,096,966	1,032,970	6%	1,046,081	5%
Brokerage, clearing and exchange expense	(30,532)	(25,917)	18%	(26,126)	17%
Gross Profit(6)	1,066,434	1,007,053	6%	1,019,955	5%

G&A Expense
Core G&A(12)	363,513	364,469	—%	326,177	11%
Regulatory charges	7,469	8,905	(16%)	7,732	(3%)
Promotional (ongoing)(13)(14)	132,311	138,457	(4%)	101,163	31%
Acquisition costs(14)	9,524	34,931	(73%)	3,092	n/m
Employee share-based compensation	22,633	15,535	46%	17,964	26%
Total G&A	535,450	562,297	(5%)	456,128	17%
EBITDA(15)	530,984	444,756	19%	563,827	(6%)
Depreciation and amortization	67,158	67,936	(1%)	56,054	20%
Amortization of other intangibles	29,552	28,618	3%	24,092	23%
Interest expense on borrowings	60,082	54,415	10%	39,184	53%
INCOME BEFORE PROVISION FOR INCOME TAXES	374,192	293,787	27%	444,497	(16%)
PROVISION FOR INCOME TAXES	85,428	76,232	12%	105,613	(19%)
NET INCOME	$288,764	$217,555	33%	$338,884	(15%)
Earnings per share, diluted	$3.83	$2.85	34%	$4.24	(10%)
Weighted-average shares outstanding, diluted	75,463	76,240	(1%)	79,974	(6%)
Adjusted EBITDA(15)	$540,508	$479,687	13%	$566,919	(5%)
Adjusted EPS(16)	$4.21	$3.51	20%	$4.49	(6%)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q1 2024	Q4 2023	Change	Q1 2023	Change
Market Drivers
S&P 500 Index (end of period)	5,254	4,770	10%	4,109	28%
Russell 2000 Index (end of period)	2,125	2,027	5%	1,802	18%
Fed Funds daily effective rate (average bps)	533	533	—bps	452	81bps

Advisory and Brokerage Assets(17)
Advisory assets	$793.0	$735.8	8%	$620.9	28%
Brokerage assets	647.9	618.2	5%	554.3	17%
Total Advisory and Brokerage Assets	$1,440.9	$1,354.1	6%	$1,175.2	23%
Advisory as a % of Total Advisory and Brokerage Assets	55.0%	54.3%	70bps	52.8%	220bps

Assets by Platform
Corporate advisory assets(18)	$537.6	$496.5	8%	$415.3	29%
Independent RIA advisory assets(18)	255.4	239.3	7%	205.6	24%
Brokerage assets	647.9	618.2	5%	554.3	17%
Total Advisory and Brokerage Assets	$1,440.9	$1,354.1	6%	$1,175.2	23%

Centrally Managed Assets
Centrally managed assets(19)	$121.7	$112.1	9%	$94.6	29%
Centrally Managed as a % of Total Advisory Assets	15.3%	15.2%	10bps	15.2%	10bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q1 2024	Q4 2023	Change	Q1 2023	Change
Net New Assets (NNA)(20)
Net new advisory assets	$16.2	$20.5	n/m	$14.6	n/m
Net new brokerage assets	0.5	4.2	n/m	9.9	n/m
Total Net New Assets	$16.7	$24.7	n/m	$24.5	n/m

Organic Net New Assets
Organic net new advisory assets	$16.2	$20.5	n/m	$13.7	n/m
Organic net new brokerage assets	0.5	4.2	n/m	7.1	n/m
Total Organic Net New Assets	$16.7	$24.7	n/m	$20.8	n/m

Net brokerage to advisory conversions(21)	$3.6	$2.6	n/m	$2.1	n/m
Organic advisory NNA annualized growth(22)	8.8%	12.4%	n/m	9.4%	n/m
Total organic NNA annualized growth(22)	4.9%	8.0%	n/m	7.5%	n/m

Net New Advisory Assets(20)
Corporate RIA net new advisory assets	$13.9	$15.9	n/m	$10.4	n/m
Independent RIA net new advisory assets	2.3	4.6	n/m	4.2	n/m
Total Net New Advisory Assets	$16.2	$20.5	n/m	$14.6	n/m
Centrally managed net new advisory assets(20)	$3.6	$3.0	n/m	$1.7	n/m

Net buy (sell) activity(23)	$37.8	$32.8	n/m	$36.9	n/m

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2024	Q4 2023	Change	Q1 2023	Change
Client Cash Balances (in billions)(24)
Insured cash account sweep	$32.6	$34.5	(6%)	$39.7	(18%)
Deposit cash account sweep	9.2	9.3	(1%)	10.2	(10%)
Total Bank Sweep	41.8	43.8	(5%)	49.9	(16%)
Money market sweep	2.4	2.4	—%	2.6	(8%)
Total Client Cash Sweep Held by Third Parties	44.2	46.2	(4%)	52.5	(16%)
Client cash account(25)	2.1	2.0	5%	1.6	31%
Total Client Cash Balances	$46.3	$48.2	(4%)	$54.0	(14%)
Client Cash Balances as a % of Total Assets	3.2%	3.6%	(40bps)	4.6%	(140bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
Interest-Earnings Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(26)	Average Balance (in billions)	Revenue	Net Yield (bps)(26)	Average Balance (in billions)	Revenue	Net Yield (bps)(26)
Insured cash account sweep	$33.2	$266,792	323	$33.3	$266,058	317	$42.3	$333,218	320
Deposit cash account sweep	8.9	83,978	378	8.9	84,901	379	10.6	82,981	318
Total Bank Sweep	42.1	350,770	335	42.2	350,959	330	52.8	416,199	319
Money market sweep	2.3	1,612	28	2.4	1,702	28	2.8	2,076	30
Total Client Cash Held By Third Parties	44.4	352,382	319	44.6	352,661	314	55.6	418,275	305
Client cash account(25)	1.8	21,026	467	1.8	21,318	475	2.1	20,337	400
Total Client Cash	46.2	373,408	325	46.4	373,979	320	57.7	438,612	308
Margin receivables	0.5	10,249	890	0.5	10,874	878	0.5	9,413	802
Other interest revenue	0.9	12,233	535	0.9	11,101	507	0.9	7,602	343
Total Client Cash and Interest Income, Net	$47.6	395,890	334	$47.7	395,954	329	$59.1	455,627	313
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	March 2024	February 2024	Change	January 2024	December 2023
Advisory and Brokerage Assets(17)
Advisory assets	$793.0	$768.4	3%	$740.7	$735.8
Brokerage assets	647.9	634.9	2%	621.1	618.2
Total Advisory and Brokerage Assets	$1,440.9	$1,403.3	3%	$1,361.8	$1,354.1

Net New Assets (NNA)(20)
Net new advisory assets	$7.5	$6.4	n/m	$2.4	$8.1
Net new brokerage assets	0.4	0.4	n/m	(0.4)	1.1
Total Net New Assets	$7.9	$6.8	n/m	$2.0	$9.2
Net brokerage to advisory conversions(21)	$1.3	$1.3	n/m	$1.0	$1.0

Organic Net New Assets (NNA)
Net new advisory assets	$7.5	$6.4	n/m	$2.4	$8.1
Net new brokerage assets	0.4	0.4	n/m	(0.4)	1.1
Total Organic Net New Assets	$7.9	$6.8	n/m	$2.0	$9.2

Client Cash Balances(24)
Insured cash account sweep	$32.6	$33.2	(2%)	$33.7	$34.5
Deposit cash account sweep	9.2	9.0	2%	8.9	9.3
Total Bank Sweep	41.8	42.2	(1%)	42.6	43.8
Money market sweep	2.4	2.3	4%	2.4	2.4
Total Client Cash Sweep Held by Third Parties	44.2	44.5	(1%)	45.0	46.2
Client cash account(25)	2.1	1.5	40%	1.9	2.0
Total Client Cash Balances	$46.3	$46.0	1%	$46.9	$48.2

Net buy (sell) activity(23)	$12.9	$13.0	n/m	$12.0	$10.8

Market Drivers
S&P 500 Index (end of period)	5,254	5,096	3%	4,846	4,770
Russell 2000 Index (end of period)	2,125	2,055	3%	1,947	2,027
Fed Funds effective rate (average bps)	533	533	—bps	533	533
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2024	Q4 2023	Change	Q1 2023	Change
Commission Revenue by Product
Annuities	$436,473	$408,480	7%	$344,061	27%
Mutual funds	186,540	167,392	11%	165,038	13%
Fixed income	48,641	40,441	20%	35,267	38%
Equities	35,451	29,920	18%	25,890	37%
Other	39,341	36,179	9%	33,469	18%
Total commission revenue	$746,446	$682,412	9%	$603,725	24%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$229,077	$221,070	4%	$162,176	41%
Mutual funds	43,496	37,016	18%	37,477	16%
Fixed income	48,641	40,441	20%	35,267	38%
Equities	35,451	29,920	18%	25,890	37%
Other	28,570	27,511	4%	25,262	13%
Total sales-based commissions	$385,235	$355,958	8%	$286,072	35%
Trailing commissions
Annuities	$207,396	$187,410	11%	$181,885	14%
Mutual funds	143,044	130,376	10%	127,561	12%
Other	10,771	8,668	24%	8,207	31%
Total trailing commissions	$361,211	$326,454	11%	$317,653	14%
Total commission revenue	$746,446	$682,412	9%	$603,725	24%

Payout Rate(7)	86.64%	87.59%	(95bps)	86.19%	45bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2024	Q4 2023
Cash and equivalents	$1,102,270	$465,671
Cash at regulated subsidiaries	(1,038,241)	(410,313)
Excess cash at regulated subsidiaries per the Credit Agreement	247,033	128,327
Corporate Cash(3)	$311,062	$183,685

Corporate Cash(3)
Cash at the Parent	$30,781	$26,587
Excess cash at regulated subsidiaries per the Credit Agreement	247,033	128,327
Cash at non-regulated subsidiaries	33,248	28,771
Corporate Cash	$311,062	$183,685

Leverage Ratio
Total debt	$3,875,525	$3,757,200
Total corporate cash	311,062	183,685
Credit Agreement Net Debt	$3,564,463	$3,573,515
Credit Agreement EBITDA (trailing twelve months)(27)	$2,160,464	$2,194,807
Leverage Ratio	1.65x	1.63x

	March 31, 2024
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$401,000	ABR+37.5 bps / SOFR+147.5 bps	6.852%	3/15/2026
Broker-Dealer Revolving Credit Facility	—	SOFR+135 bps	6.690%	7/16/2024
Senior Secured Term Loan B	1,024,525	SOFR+185 bps(b)	7.176%	11/12/2026
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Total / Weighted Average	$3,875,525		5.770%

(a)Secured borrowing capacity of $2.0 billion at LPL Holdings, Inc. (the "Parent"). The Parent’s outstanding balance at March 31, 2024 was comprised of an ABR-based balance of $10.0 million with the applicable margin of ABR + 37.5 bps (8.875%) and a SOFR-based balance of $391.0 million with the applicable margin of SOFR + 147.5 bps (6.800%).
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2024	Q4 2023	Change	Q1 2023	Change
Advisors
Advisors	22,884	22,660	1%	21,521	6%
Net new advisors	224	256	(13%)	246	(9%)
Annualized advisory fees and commissions per advisor(28)	$342	$314	9%	$291	18%
Average total assets per advisor ($ in millions)(29)	$63.0	$59.8	5%	$54.6	15%
Transition assistance loan amortization ($ in millions)(30)	$58.3	$55.1	6%	$46.7	25%
Total client accounts (in millions)	8.4	8.3	1%	8.0	5%

Employees	7,413	7,372	1%	6,648	12%

Services Group
Services Group subscriptions(31)
Professional Services	1,824	1,895	(4%)	1,753	4%
Business Optimizers	3,487	3,363	4%	2,955	18%
Planning and Advice	624	548	14%	236	164%
Total Services Group subscriptions	5,935	5,806	2%	4,944	20%
Services Group advisor count	4,035	3,850	5%	3,324	21%

AUM retention rate (quarterly annualized)(32)	97.4%	98.4%	(100bps)	98.7%	(130bps)

Capital Management
Capital expenditures ($ in millions)(33)	$121.0	$105.9	14%	$101.3	19%
Acquisitions, net ($ in millions)(34)	$10.2	$92.9	(89%)	$251.3	(96%)

Share repurchases ($ in millions)	$70.0	$225.0	(69%)	$275.0	(75%)
Dividends ($ in millions)	22.4	22.7	(1%)	23.6	(5%)
Total Capital Returned ($ in millions)	$92.4	$247.7	(63%)	$298.6	(69%)
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; promotional (ongoing); employee share-based compensation; regulatory charges; and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.

(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC-registered broker-dealer and investment advisor.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial and The Private Trust Company, N.A., in excess of the capital requirements of the Company's Credit Agreement (which, in the case of LPL Financial is net capital in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1) and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5)    The Company was named Top RIA custodian (Cerulli Associates, 2023 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(6) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q1 2024	Q4 2023	Q1 2023
Total revenue	$2,832,593	$2,643,829	$2,417,832
Advisory and commission expense	1,733,487	1,607,978	1,370,634
Brokerage, clearing and exchange expense	30,532	25,917	26,126
Employee deferred compensation	2,140	2,881	1,117
Gross profit	$1,066,434	$1,007,053	$1,019,955

(7) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q1 2024	Q4 2023	Q1 2023
Advisory and commission expense	$1,733,487	$1,607,978	$1,370,634
(Less) Plus: Advisor deferred compensation	(47,155)	(59,438)	(27,966)
Production-based payout	$1,686,332	$1,548,540	$1,342,668

Advisory and commission revenue	$1,946,257	$1,767,909	$1,557,782

Payout rate	86.64%	87.59%	86.19%
(8) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2024	Q4 2023	Q1 2023
Client cash on Management's Statement of Operations	$373,408	$373,979	$438,612
Interest income on CCA balances segregated under federal or other regulations(10)	(21,026)	(21,318)	(20,337)
Client cash on Condensed Consolidated Statements of Income	$352,382	$352,661	$418,275
(9)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.

(10) During the first quarter of 2024, the Company disaggregated the activity previously reported in the interest income and other, net line item into its interest income, net and other revenue components. Prior period amounts have been reclassified to conform to the current presentation. Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2024	Q4 2023	Q1 2023
Interest income, net on Management's Statement of Operations	$22,482	$21,975	$17,015
Interest income on CCA balances segregated under federal or other regulations	21,026	21,318	20,337
Interest income on deferred compensation	17	19	6
Interest income, net on Condensed Consolidated Statements of Income	$43,525	$43,312	$37,358
(11) During the first quarter of 2024, the Company disaggregated the activity previously reported in the interest income and other, net line item into its interest income, net and other revenue components. Prior period amounts have been reclassified to conform to the current presentation. Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2024	Q4 2023	Q1 2023
Other revenue on Management's Statement of Operations	$3,382	$4,636	$3,945
Interest income on deferred compensation	(17)	(19)	(6)
Deferred compensation	49,295	62,319	29,083
Other revenue on Condensed Consolidated Statements of Income	$52,660	$66,936	$33,022
(12)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q1 2024	Q4 2023	Q1 2023
Core G&A Reconciliation
Total expense	$2,458,401	$2,350,042	$1,973,335
Advisory and commission	(1,733,487)	(1,607,978)	(1,370,634)
Depreciation and amortization	(67,158)	(67,936)	(56,054)
Interest expense on borrowings	(60,082)	(54,415)	(39,184)
Brokerage, clearing and exchange	(30,532)	(25,917)	(26,126)
Amortization of other intangibles	(29,552)	(28,618)	(24,092)
Employee deferred compensation	(2,140)	(2,881)	(1,117)
Total G&A	535,450	562,297	456,128
Promotional (ongoing)(13)(14)	(132,311)	(138,457)	(101,163)
Employee share-based compensation	(22,633)	(15,535)	(17,964)
Acquisition costs(14)	(9,524)	(34,931)	(3,092)
Regulatory charges	(7,469)	(8,905)	(7,732)
Core G&A	$363,513	$364,469	$326,177

(13) Promotional (ongoing) includes $8.0 million, $12.5 million and $3.2 million for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs for the same periods.
(14) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q1 2024	Q4 2023	Q1 2023
Acquisition costs
Compensation and benefits	$3,850	$2,829	$875
Professional services	3,246	3,664	1,606
Promotional(13)	2,268	863	210
Fair value mark on contingent consideration(35)	—	26,712	—
Other	160	863	401
Acquisition costs	$9,524	$34,931	$3,092

(15) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q1 2024	Q4 2023	Q1 2023
EBITDA and adjusted EBITDA Reconciliation
Net income	$288,764	$217,555	$338,884
Interest expense on borrowings	60,082	54,415	39,184
Provision for income taxes	85,428	76,232	105,613
Depreciation and amortization	67,158	67,936	56,054
Amortization of other intangibles	29,552	28,618	24,092
EBITDA	$530,984	$444,756	$563,827
Acquisition costs(14)	9,524	34,931	3,092
Adjusted EBITDA	$540,508	$479,687	$566,919
(16) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q1 2024		Q4 2023		Q1 2023
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$288,764	$3.83	$217,555	$2.85	$338,884	$4.24
Amortization of other intangibles	29,552	0.39	28,618	0.38	24,092	0.30
Acquisition costs(14)	9,524	0.13	34,931	0.46	3,092	0.04
Tax benefit	(10,340)	(0.14)	(13,789)	(0.18)	(7,152)	(0.09)
Adjusted net income / adjusted EPS	$317,500	$4.21	$267,315	$3.51	$358,916	$4.49
Diluted share count	75,463		76,240		79,974
Note: Totals may not foot due to rounding.
(17) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial.

(18) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(19) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(20) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(21) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(22) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(23) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(24) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q1 2024	Q4 2023	Q1 2023
Purchased money market funds	$32.6	$29.5	$15.0
(25) During the first quarter of 2024, the Company updated its definition of client cash account balances to exclude other client payables. Prior period disclosures have been updated to reflect this change as applicable.
(26) Calculated by dividing revenue for the period by the average balance during the period.
(27) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q1 2024	Q4 2023
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$1,016,130	$1,066,250
Interest expense on borrowings	207,702	186,804
Provision for income taxes	358,340	378,525
Depreciation and amortization	258,098	246,994
Amortization of other intangibles	112,671	107,211
EBITDA	$1,952,941	$1,985,784
Credit Agreement Adjustments:
Acquisition costs and other(14)(36)	$117,246	$110,170
Employee share-based compensation	70,693	66,024
M&A accretion(37)	17,024	30,268
Advisor share-based compensation	2,560	2,561
Credit Agreement EBITDA	$2,160,464	$2,194,807
(28) Calculated based on the average advisor count from the current period and prior periods.
(29)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(30) Represents amortization expense on forgivable loans for transition assistance to advisors and institutions.

(31) Refers to active subscriptions related to professional services offerings (CFO Solutions, Marketing Solutions, Admin Solutions, Advisor Institute, Bookkeeping, Partial Book Sales and CFO Essentials) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans and Assurance Plans), as well as planning and advice services (Paraplanning, Tax Planning, and High Net Worth Services) for which subscriptions are the number of advisors using the service.
(32) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(33) Capital expenditures represent cash payments for property and equipment during the period.
(34) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period.
(35) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the condensed consolidated statements of income.
(36)     In 2023, the SEC proposed a potential settlement with the Company to resolve its civil investigation of the Company's compliance with records preservation requirements for business-related electronic communications stored on personal devices or messaging platforms that have not been approved by the Company. Under the SEC's proposed resolution, the Company would pay a $50.0 million civil monetary penalty. As a result, the Company recorded $40.0 million in regulatory charges during the three months ended September 30, 2023 to reflect the amount of the penalty that is not covered by the Company's captive insurance subsidiary. On March 22, 2024, the Company reached a settlement in principle with the staff of the SEC to resolve its civil investigation. The Company expects to pay the civil monetary penalty of $50 million during the second quarter of 2024. The settlement in principle remains subject to the negotiation of definitive documentation and approval by the SEC.
(37)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.